Exhibit 5.1

787 Seventh Avenue New York, NY 10019-6099 Tel: 212 728 8000 Fax: 212 728 8111

June 30, 2025

CorMedix Inc.

300 Connell Drive, Suite 4200

Berkeley Heights, New Jersey 07922

Ladies and Gentlemen:

This opinion is furnished to you in connection with the filing of a prospectus supplement, dated June 26, 2025 (the “Prospectus Supplement”), to a Registration Statement on Form S-3, Registration No. 333-279277 (the “Registration Statement”) filed by CorMedix Inc., a Delaware corporation (the “Company”), with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), with respect to the issuance and sale of up to 6,604,507 shares (the “Shares”) of the Company’s common stock, par value $0.001 per share (“Common Stock”), pursuant to the Underwriting Agreement (the “Underwriting Agreement”), dated June 26, 2025, by and between the Company and RBC Capital Markets, LLC, as representative of the several Underwriters named in Schedule I thereto. The Shares are to be sold pursuant to the Prospectus Supplement and the base prospectus included in the Registration Statement, effective as of May 22, 2024 (together with the Prospectus Supplement, the “Prospectus”). The Underwriting Agreement is being filed as an exhibit to a Current Report on Form 8-K and will be incorporated by reference into the Registration Statement.

As to all matters of fact (including factual conclusions and characterizations and descriptions of purpose, intention or other state of mind), we have relied, with your permission, entirely upon resolutions approved by the board of directors of the Company and certificates of certain officers of the Company and have assumed, without independent inquiry, the accuracy of those certificates and resolutions approved by the board of directors of the Company.

As counsel to the Company, in rendering the opinions hereinafter expressed, we have examined and relied upon originals or copies of such corporate records, agreements, documents and instruments as we have deemed necessary or advisable for purposes of this opinion, including (i) the certificate of incorporation and bylaws of the Company, (ii) the Registration Statement and the exhibits thereto filed with the Commission, (iii) the Prospectus, (iv) the Underwriting Agreement, and (v) the resolutions approved by the board of directors of the Company referenced above.

Our opinions are limited solely to the General Corporation Law of the State of Delaware without regard to choice of law, to the extent that the same may apply to or govern the transactions contemplated by the Registration Statement. We express no opinion as to the effect of events occurring, circumstances arising, or changes of law becoming effective or occurring, after the date hereof on the matters addressed in this opinion.

Based on such examination and subject to the foregoing, we are of the opinion that the Shares, when issued by the Company and delivered by the Company against receipt of the purchase price therefor as contemplated by the Underwriting Agreement, will be validly issued, fully paid and non-assessable.

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CorMedix Inc.
June 30, 2025

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Company’s Current Report on Form 8-K to be filed with the Commission on June 30, 2025 (and its incorporation by reference into the Registration Statement) in accordance with the requirements of Item 601(b)(5) of Regulation S-K promulgated under the Securities Act and to the reference to this firm therein and under the heading “Legal Matters” in the Prospectus included in the Registration Statement. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations of the Commission thereunder. In rendering this opinion, we are opining only as to the specific legal issues expressly set forth herein, and no opinion shall be inferred as to any other matter or matters. This opinion is intended solely for use in connection with the issuance and sale of the Shares subject to the Registration Statement and is not to be relied upon for any other purpose.

Very truly yours,

/s/ Willkie Farr & Gallagher LLP